EXHIBIT 5.1

                                                             Document is copied.

                    [LETTERHEAD OF JACKSON & CAMPBELL, P.C.]

                                            August 20, 2003

Delta Mutual, Inc.
111 North Branch Street
Sellersville, PA 18960
Gentlemen:

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Delta Mutual, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by the Company to furnish our opinion as to the legality of 280,000 shares of Common Stock issuable pursuant to a certain services agreement ("Agreement"), the shares of Common Stock issuable pursuant to the Agreement being herein referred to as the "Shares".

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (i) the Registration Statement on Form S-8, (ii) the Articles of Incorporation of the Company, as amended on or before today's date, (iii) the By-Laws of the Company, as amended on or before today's date, (iv) the Agreement, and (v) those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinion expressed in this letter.

         In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against each party to them, the legal capacity of all individuals who have executed any of the Documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all these latter documents. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company.

         Based upon the above, and subject to the stated assumptions, we are of the opinion that, when issued in accordance with the terms of the Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

                                     Very truly yours,

                              /s/ JACKSON & CAMPBELL, P.C.
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                                  JACKSON & CAMPBELL, P.C.